EX-16
           LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

                          Smith & Company
        A Professional Corporation of Certified Public Accountants
                      4764 South 900 East, Suite 1
                    Salt Lake City, Utah  84117-4977
                            (801) 281-4700


January 2, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Smith & Company was previously principal accountant for RMD Technologies, Inc. ("Company") and reported on the financial statements of the Company for the fiscal years ended May 31, 2005 and 2004. On January 1, 2006, we changed our accounting practice from a corporation to a professional limited liability company, Child, Van Wagoner & Bradshaw, PLLC. We have read the Company's statements included under Item 4.01 of its Form 8-K dated January 2, 2006, and agree with such statements.

                                       Very truly yours,



                                       /s/ Smith & Company
                                       Smith & Company